                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the registration statement dated November 3, 1999 on Form S-8 of Americorp of our independent auditors report dated January 20, 2000, on our audit of the consolidated balance sheets of Americorp and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in stockholder's equity and cash flows for the years then ended, which report is included in the 1999 Annual Report on Form 10-K.

/s/ Vavrinek, Trine, Day & Co., LLP
Laguna Hills, California
March 27, 2000